Exhibit 10.7
PREFORMED LINE PRODUCTS COMPANY
2025 INCENTIVE PLAN
RSU AWARD AGREEMENT
THIS RSU AWARD AGREEMENT (“Agreement”) is dated as of [DATE] (the “Grant Date”), between Preformed Line Products Company, an Ohio corporation (“Company”), and [NAME] (“Participant”).
WHEREAS, pursuant to the terms of the Preformed Line Products Company 2025 Incentive Plan (“Plan”), the Compensation Committee of the Board of Directors (“the “Committee”) may grant restricted stock units (“RSUs”) to directors, officers, employees and consultants of the Company and its subsidiaries; and
WHEREAS, pursuant to the terms of the Plan, the terms, conditions and restrictions of each RSU award are to be set forth in an Award Agreement; and
WHEREAS, the Committee has determined that it is appropriate to grant Participant a RSU award (as comprised of two separate mutually exclusive parts, Award I and Award II, as set forth below) under the Plan on the terms, conditions and restrictions provided in this Agreement and the Plan, and Participant accepts such Award.
NOW, THEREFORE, the Company and the Participant agree as follows:
1.Award and Acceptance of RSUs.
Subject to the terms, conditions and restrictions set forth in this Agreement and the Plan, the Company hereby grants to the Participant [X] RSUs. Each RSU gives the Participant the right to receive one Share subject to the satisfaction of the vesting requirements set forth in this Agreement.
The RSUs are granted in accordance with, and subject to, all the terms, conditions and restrictions of the Plan. The Participant irrevocably agrees to, and accepts, the terms, conditions and restrictions of the Plan and this Agreement on his or her own behalf and on behalf of any beneficiaries, heirs, legatees and successors.
2.Vesting.
Unless earlier accelerated or forfeited in accordance with this Agreement and the Plan, the RSUs will vest, if at all, according to the schedules and Performance Goals set forth below. The RSUs shall vest, if at all, in the amounts and on the date(s) (each, a “Vesting Date”) set forth below:

	Vesting Date	Maximum Number of Shares Distributable
Award I	December 31, 202X
Award II	December 31, 202X
Award I is subject to the Participant not experiencing a Termination of Employment prior to the Vesting Date, except as otherwise provided in Section 5 below. Award II is subject to, except as otherwise provided in Section 5 below, the Participant not experiencing a Termination of Employment prior to the Vesting Date and the achievement of the Performance Goals listed below over the performance period commencing on the Grant Date and ending on the Vesting Date. Satisfaction of Performance Goals is based on the simple average, with interpolation between this minimum and maximum Performance Goals, of the three individual performance periods measured year over year:

GROWTH IN PRETAX INCOME (CAGR)	50%	75%	100%
	37.5%	50%	75%
	25%	37.5%	50%

	SALES GROWTH (CAGR)

3.Settlement.
Except as provided in Section 5(c) below and subject to the Plan, the Company shall distribute to the Participant one Share for each RSU that vests as soon as practicable following the Vesting Date and, in any event, no later than March 15th of the year following the Vesting Date; provided that any fractional Shares deliverable to the Participant shall be rounded down to the next whole number. For purposes of the settlement of RSUs under this Agreement, the Fair Market Value of a Share on the Vesting Date is the closing price of a Share on the day prior to the Vesting Date or the thirty-day average price, as determined by the Committee. Nothing herein precludes the Company from distributing Shares net of the Participant’s tax obligations, provided the total amount distributed equals the value of the RSUs that vest.
The RSUs include a right to Dividend Equivalents equal to the value of any dividends paid on the Shares for which the dividend record date occurs between the Grant Date and the date on which the RSUs are settled or forfeited. Subject to vesting, each Dividend Equivalent entitles the Participant to receive the equivalent cash value of any such dividends paid on the number of Shares underlying the RSUs that are outstanding during such period. Dividend Equivalents will be accrued (without interest) and will be subject to the same conditions as the RSUs to which they are attributable, including, without limitation, the vesting conditions and the provisions governing the time and form of settlement of the RSUs.
4.Recordkeeping.
The Company shall record the RSUs on its books and records. No Shares shall be registered in the name of the Participant unless and until the Shares are distributed to Participant in accordance with Section 3 hereof.
5.Termination of Employment; Change in Control.
Notwithstanding anything to the contrary in this Agreement, the following provisions shall apply in the event of a Termination of Employment or Change in Control:
(a)Retirement, Death, Disability. In the event of a Termination of Employment due to Participant’s death, Disability or Retirement prior to the Vesting Date, a pro rata number of Award I RSUs shall become immediately vested and a pro rata number of Award II RSUs shall remain eligible for vesting in accordance with the Performance Goals set forth in Section 2, in each case with such pro rata number to be measured by the number of days in the period commencing with the Grant Date and ending on the date of Termination of Employment as compared to the number of days in the period commencing with the Grant Date and ending on the scheduled Vesting Date, with any fractional Share rounded down to the nearest whole number. The provisions of this Agreement, including those provisions relating to vesting only upon attainment of the Performance Goals, shall continue to apply to such pro rata number of Award II RSUs. The balance of unvested RSUs granted pursuant to this Agreement and not subject to pro rata eligibility for vesting pursuant to this Section 5(a) shall be forfeited without compensation or other consideration.
(b)Other Termination of Employment. Upon a Participant’s Termination of Employment for reasons other than for death, Disability or Retirement, the Participant shall forfeit to the Company, without compensation or any other consideration, all unvested RSUs that are granted pursuant to this Agreement.
(c)Change in Control. Upon a Change in Control prior to the scheduled vesting date:
(i)If the Participant is employed by or otherwise performing services for the Company or any Subsidiary at the time of such Change in Control, 100% of the Participant’s Award I and Award II RSUs shall become immediately vested. As soon as practicable and in any event no later than thirty days following the Change in Control, the Company shall deliver one Share (as may be adjusted under Section 3(c) of the Plan) to the Participant for each RSU that vests upon a Change in Control.
(ii)If the Participant’s Termination of Employment occurred due to his or her death, Disability or Retirement within ninety days prior to the Change in Control, the Company shall deliver one Share (as may be adjusted under Section 3(c) of the Plan) to the Participant (or the Participant’s beneficiary) for each RSU that remains eligible for vesting (as prorated pursuant to Section 5(a) above) at the time of the Change in Control as soon as practicable and in any event no later than thirty days following the Change in Control.
Notwithstanding the provisions of Sections 5(c)(i) and (ii), to the extent necessary to comply with Section 409A of the Code, if the Change in Control does not constitute a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company under Treasury Regulation 1.409A-3(i)(5), then the applicable RSUs shall be settled in accordance with the general timing as set forth in Section 3 above.
6.Tax Provision.
No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local, or foreign income, employment, or other tax purposes with respect to the RSUs, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local, or foreign taxes of any kind required by law to be withheld with respect to such amount. The Committee may determine that the Company shall satisfy any such applicable tax obligation by settling the Participant’s withholding obligations with Shares underlying the RSUs that give rise to the withholding requirement having a Fair Market Value on the date of withholding equal to the amount that is determined by the Committee to satisfy all applicable withholding for tax purposes, all in accordance with such procedures as the Committee may establish from time to time. The obligations of the Company shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Shares.
7.Special Incentive Compensation.
The Participant agrees that the award of the RSUs under the Agreement is special incentive compensation and that it, as well as any Dividend Equivalents paid thereon (even if treated as compensation for tax purposes) and any other property received on account of such RSUs, will not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement, or profit-sharing plan of the Company or any life insurance, disability, or other benefit plan of the Company.

8.Compensation Committee Certification.
Notwithstanding any other provision of this Agreement to the contrary, no portion of a vested Award II RSU shall be paid until the Committee has certified that the respective Performance Goals as well as any other material terms of the Plan and this Agreement have been satisfied. To the extent that the foregoing requirement is not satisfied, no portion of Award II RSU shall be paid. Notwithstanding the certification requirement under this Section 8, Award II RSUs that are determined by the Committee to be vested shall be settled no later than March 15th of the year following the Vesting Date.
9.Relationship to the Plan.
This Agreement is subject to the terms of the Plan, which are hereby incorporated into this Agreement in their entirety, and any related administrative policies or procedures adopted by the Committee. If there is any inconsistency between this Agreement and the Plan or any such administrative policies or procedures, this Agreement shall govern, followed by the Plan and the policies or procedures, in that order. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Plan.
10.No Effect on Employment Relationship.
Neither this Agreement nor the Plan, shall constitute a contract of employment, and shall not confer upon any individual any right to continued employment or service, nor shall they interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any employee or service of any Consultant, at any time.
11.Transferability; Binding Effect.
The RSUs may not be sold, exchanged, transferred, pledged, hypothecated, assigned, disposed of or otherwise encumbered, whether voluntarily, involuntarily or by operation of law. Any attempted sale, exchange, transfer, pledge, hypothecation, assignment, disposition or encumbrance of such RSUs in violation of this Agreement shall be void and of no effect and the Company shall have the right to disregard the same on its books and records. Further, the rights of the Participant under this Agreement shall not be transferable except by will or by the laws of descent and distribution. Subject to the provisions of the Plan, this Agreement shall inure to the benefit of and be binding upon the Participant and the Company and their respective heirs, legal representatives and successors.
12.Amendment.
No amendment, modification, waiver or release of or under this Agreement will be effective unless evidenced by an instrument in writing signed by each of the Company and the Participant (except to the extent this Agreement may be unilaterally amended by the Committee pursuant to the Plan).
13.Governing Law.
The Plan, this Agreement and all awards made and actions taken hereunder shall be governed by and construed in accordance with federal law and the laws of the State of Ohio, without reference to principles of conflict of laws. The captions herein are not part of the provisions hereof and shall have no force or effect.
14.Addendum.
Notwithstanding any provisions of the Agreement to the contrary, the Agreement and the RSUs shall be subject to any special terms and conditions applicable to the Participant’s country of residence (or country of employment, if different), as are set forth in the applicable addendum to the Agreement (“Addendum”).

15.Data Privacy
The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other RSU grant materials by and among, as applicable, the Company and its subsidiaries for the purpose of implementing, administering and managing the Participant’s participation in the Plan.
The Participant understands that the Company or its subsidiaries may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address, email address and telephone number, date of birth, passport, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or a subsidiary, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
The Participant understands that Data will be transferred an outside broker selected by the Company, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant authorizes the Company or any outside broker selected by the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s employment with the Company or a subsidiary will not be affected. The only consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant RSUs or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s local human resources representative.
Finally, upon request by the Company or a subsidiary, the Participant agrees to provide an executed data privacy consent form (or any other agreements or consents) that the Company and/or the subsidiary may deem necessary to obtain from the Participant for the purpose of administering the Participant’s participation in the Plan in compliance with the data privacy laws in the Participant’s country, either now or in the future. The Participant understands and agrees that the Participant will not be able to participate in the Plan if the Participant fails to provide any such consent or agreement requested by the Company and/or the subsidiary and may forfeit outstanding RSUs granted under the Plan.
16.Section 409A of the Code.
This Agreement and RSUs granted hereunder are intended to comply with the requirements of Section 409A of the Code, including the exceptions thereto, and shall be construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement or the Plan, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A of the Code or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A of the Code either as separation pay due to an involuntary separation from service or as a short-term deferral shall be exempt from Section 409A of the Code to the maximum extent possible. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company, its directors, officers, or employees be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.
Notwithstanding any other provision of this Agreement, if at the time of the Participant’s Termination of Employment, he or she is a “specified employee”, determined in accordance with Section 409A of the Code, any payments or distribution of Shares provided under this Agreement that constitute “nonqualified deferred compensation” subject to Section 409A of the Code that are provided to the Participant on account of his Termination of Employment shall not be paid until the first payroll date to occur following the six-month anniversary of the effective date of the Participant’s Termination of Employment (“Specified Employee Payment Date”). The aggregate amount of any payments or distributions that would otherwise have been made during such six-month period shall be paid in a lump sum on the Specified Employee Payment Date without interest and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

Preformed Line Products Company            Participant

By: __________________________            __________________________
    Robert G. Ruhlman                [NAME]
    Executive Chairman

Date:    _______________________            Date: _____________________